Exhibit 99.1

PRESS RELEASE

JAMES IADEMARCO JOINS MARRONE BIO INNOVATIONS AS

PRESIDENT AND CHIEF OPERATING OFFICER

January 14, 2015, DAVIS, CA — Marrone Bio Innovations, Inc. (MBI), (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced that James Iademarco has joined the company as its President and Chief Operating Officer. Mr. Iademarco will have responsibility for directing operations of the company, including sales, marketing, manufacturing and corporate infrastructure, with a particular focus on driving sustainable revenue growth.

Pam Marrone, Chief Executive Officer of Marrone Bio Innovations, said, “We are very pleased to have an experienced executive join MBI from the agriculture, industrial fermentation and materials industries to drive excellence throughout our operations. I expect that we will be a powerful team as we continue to implement our growth strategy and sharpen our focus on driving value to our shareholders.”

Most recently, Mr. Iademarco founded and ran Strategic Avalanche, a global consulting firm focused on the agriculture, biotechnology, renewable chemicals and material sectors. Strategic Avalanche enabled sustainable growth and value creation for a range of companies and was tasked to assess operations, refine business models, identify partnerships, structure go-to-market initiatives and raise strategic capital. Prior to founding Avalanche, Mr. Iademarco was Vice President of Integration for Biomedical Materials and Vice President, Biobased Chemicals and Materials for Royal DSM in Europe. Prior to DSM, he was General Manager, Biomaterials, New Business Ventures, for Bayer Crop Science, where he led strategic investments spanning agricultural biotechnology, nutrition and biofuels and led teams to create a new biomaterials platform and to leverage existing agriculture trait technologies. Before Bayer, he was Director of Business Development for Diversa and he held several positions of increasing responsibility at Monsanto Company and Solutia. He started his career at Monsanto in crop protection sales and marketing.

“I am thrilled to join MBI in a key senior leadership position,” said Mr. Iademarco. “We have a great opportunity to develop the most exciting segment of ag inputs — biologicals for pest management and plant health. I am very impressed by MBI’s position in the market, with a number of science-based, effective products already launched, and with a strong and promising pipeline of new products. I look forward to working with the Board, our management team and employees to ensure that we work hard to drive growth, enhance our market leadership position and create sustainable value for our shareholders.”

Elin Miller, MBI’s Chairwoman of the Board, commented, “We are excited to bring on an executive with James’ level of operational expertise. The Board looks forward to working closely with James and Pam to help drive MBI’s value.”

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

1540 Drew Avenue    —    Davis, CA 95618    —    Phone: 530-750-2800

PRESS RELEASE

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding driving growth, enhancing market leadership and increasing value for shareholders. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include adverse weather conditions and seasonality that may affect sales, failure of customers to adopt our products, the high level of competition in the market for pest management products, inability to maintain and further establish successful relationships with third-party distributors, the failure of our third-party distributors to sell to end users and uncertainty surrounding the timing and results of the Audit Committee’s independent investigation of accounting matters. Additional information that could lead to material changes in our performance is contained in our filings with the Securities and Exchange Commission.

Media Contact:

Cory Ziskind

ICR

646-277-1232

Cory.Ziskind@icrinc.com

1540 Drew Avenue    —    Davis, CA 95618    —    Phone: 530-750-2800